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 9 Meters Biopharma Announces Agreement with the European Biomedical Research Institute of Salerno (EBRIS) to Continue Evaluation of Larazotide for COVID-19 Respiratory Complications

•Larazotide, a novel tight junction modulator, has shown positive effect in multiple lung models of acute respiratory distress, acute lung injury, and pulmonary fibrosis with potential effects in COVID-19 patients
•EBRIS will advance larazotide into an Australian Investigational New Drug
•Phase 1 study expected to begin in 2021

RALEIGH, NC, & SALERNO, ITALY December 21, 2020 – 9 Meters Biopharma, Inc. (NASDAQ: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, today announced a collaboration with the European Biomedical Research Institute of Salerno (EBRIS), to advance to a study in order to evaluate the safety and tolerability of larazotide when delivered to lung tissue in healthy volunteers. Larazotide, a first-in-class tight junction modulator, is hypothesized to act on lung endothelial cells.

EBRIS and 9 Meters have entered into a material transfer agreement for drug supply sufficient to initiate and complete a Phase 1 study in Australia in 2021 to assess the safety and tolerability of larazotide when delivered directly to the lungs. EBRIS will manage the operations and financing of the study. Based upon the results of the Phase 1 study, EBRIS may advance into a Phase 2/3 program in COVID-19 patients, at which point the terms of a new agreement would be determined.

“We are delighted to collaborate with the 9 Meters team in order to secure larazotide and investigate its safety and tolerability in a formulation suitable for lung delivery, which will ultimately advance our goal of testing this novel tight junction modulator in patients with SARS-CoV-2 infection,” commented Alessio Fasano, M.D., president of EBRIS and Director, Mucosal Immunology and Biology Research Center; and Associate Chief for Basic, Clinical and Translational Research at Massachusetts General Hospital for Children.

Mounting evidence suggests that the loss of barrier integrity in lung tissue could induce intercellular permeability and edema, thereby contributing to acute respiratory distress (ARD) in COVID-19 patients. Larazotide, which was recently awarded a patent by the U.S. Patent and Trademark Office for use in ARD and acute lung injury (ALI), could potentially preserve barrier integrity in the lungs, similar to its known mechanism of action in epithelial gut lining. Recent research by SMC Laboratories, Inc., Japan, bolsters this hypothesis, as larazotide was shown to prevent lung damage in a preclinical model of fibrosis in the lung-tissue scarring often seen as a long-term complication of viral lung infections.

“Given the accumulating body of evidence regarding larazotide and its effects on both epithelial and endothelial tight junctions, coupled with our knowledge on the effect of the drug in multiple lung models, we are pleased to help EBRIS pursue a pathway that could provide the foundation for potentially ameliorating acute respiratory complications in virally infected patients,” said Patrick H. Griffin, M.D., chief medical officer of 9 Meters Biopharma, Inc.

About 9 Meters Biopharma 9 Meters Biopharma, Inc. ("the Company") is a rare and unmet needs-focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for short bowel syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement

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in non-responsive celiac disease. For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

About EBRIS European Biomedical Research institute of Salerno (EBRIS) is a nonprofit foundation and research collaboration headquartered in Salerno, Italy with partner institutions which include the University of Salerno, Italy and the Massachusetts General Hospital for Children in Boston, Massachusetts. The research projects are conducted by groups of doctors and scientists aimed at analyzing the interaction between nutrition and health, including the mechanisms of autoimmune diseases and neuroinflammation. The foundation incorporates a vast network of relationships within the international scientific community including companies in the pharmaceutical and agri-food sector.

Forward-looking Statements

This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate contacts
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

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Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577

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4.Shobha Gopalakrishnan, Malarvizhi Durai, Kelly Kitchens, et al. Larazotide acetate regulates epithelial tight junctions in vitro and in vivo. Peptides. Volume 35, Issue 1, 2012, Pages 86-94. doi: 10.1016/j.peptides.2012.02.015
5.Luca Pinzi, Annachiara Tinivella, Fabiana Caporuscio et al. Drug repurposing and polypharmacology to fight SARS-CoV-2 through the inhibition of the main protease, 06 May 2020. Preprint. doi: 10.21203/rs.3.rs-27222/v1
6.Liu, Hao; Jiang, Tao; Liu, Wenlang; Zheng, Zheng (2020): Computational Evaluation of the COVID-19 3c-like Protease Inhibition Mechanism, and Drug Repurposing Screening. ChemRxiv. Preprint. doi: 10.26434/chemrxiv.12090426.v1

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